EXHIBIT 18(b)
[Stein Roe Mutual Funds logo]

YOUNG INVESTOR FUND APPLICATION

This application is to establish an account in the Stein Roe Young Investor Fund only. To change a current account registration, to establish a trust, retirement or other type of account, or to establish an account in any other Stein Roe Mutual Fund, please call 1-800-338-2550 for the appropriate forms.

1  YOUR ACCOUNT REGISTRATION

Please complete the appropriate section for either a Gift to Minors Account or Individual or Joint Account. Fund account statements and other shareholder communications will be mailed to the custodian's address.

[ ] GIFTS (TRANSEFRS) TO MINORS ACCOUNT (UGMA)

The Custodian is responsible for managing the account (UGMA or UTMA depending upon the state) until the minor reaches the age of majority (18-21 depending upon the state).

_________________________________________ as custodian for:
Name of Custodian (one only)
_________________________________________ under the
Name of Minor (one only)

__________________ Uniform Gifts (Transfers) to Minors Act.
State of Residence
_______________________________   ___________________
Minor's Social Security Number     Minor's Birthdate

[ ] INDIVIDUAL OR JOINT ACCOUNT

This account can be used for individuals over the age of majority or for other joint tenant accounts with right of survivorship, unless indicated otherwise.
_______________________________________________
Owner's Name (first, middle initial, last)
_______________________________________________
Joint Owner's Name (first, middle initial, last)
______________________________  ____________________________________
Owner's Social Security Number  Joint Owner's Social Security Number

REGISTERED ADDRESS
_________________________________________
Street or P.O. Box Number
_________________________________________
City                 State      Zip
_________________________________________
Daytime Telephone      Evening Telephone
_____________________________    _________________________
Owner's Citizenship              Joint Owner's Citizenship

COMPLETE THIS SECTION IF MINOR'S ADDRESS IS DIFFERENT.
_________________________________________
Street or P.O. Box Number
_________________________________________
City                 State      Zip


2  INVESTMENT METHOD

The initial minimum is $2,500; for UGMAs the minimum is $1,000. If you elect an automatic investment plan for at least $50 per month or $150 per quarter, the minimum is $1,000 ($500 for UGMAs).

Investment amount:  $_____________

[ ] By Check:  Payable to Stein Roe Funds

[ ] By Exchange from:
    __________________________             ___________________________
    Name of Stein Roe Fund                     Account number

[ ]  By Wire:  Call us for instructions at 1-800-338-2550


3  DISTRIBUTION OPTIONS
We will automatically reinvest all distributions for you. If you want this option, you do not need to fill out this section. Please check below if you prefer another option. Distributions may:

                                            Dividends     Capital gains
                                               (check one or both)
[ ] (A) Distribution Purchase
        Invest into _______________            [ ]            [ ]
                     Stein Roe Fund name
        Account Number: ________________

[ ] (B) Automatic Deposit direct into          [ ]            [ ]
        checking account  (Complete Bank
        Information in Section 4)

[ ] (C) Send check to my address               [ ]            [ ]


4  AUTOMATIC INVESTMENT PLAN

This option allows you to make scheduled investments into your account directly from your bank checking account by electronic transfer.

Amount $_____________
       ($50 minimum)

[ ] Monthly   or
[ ] Quarterly

These purchases should be made on or about the:

     [ ] 5th    or
     [ ] 20th day of the month

(Please allow three weeks to establish this Automatic Investment Plan.)

BANK INFORMATION
________________________________________________________________
Name of Bank
________________________________________________________________
Street Address of Bank
________________________________________________________________
City                         State              Zip Code
________________________________________________________________
Name(s) on Checking Account
______________________________  ________________________________
Checking Account Number           ACH Routing Number

(Attach a voided check to this form and verify the above information with your bank.)


5  TELEPHONE OPTIONS

Unless you check the boxes below, you can redeem shares or make exchanges among the Stein Roe Funds by telephone; redemption proceeds are paid by check mailed to the registered address.

I DO NOT WANT:
[ ] Telephone Redemption
[ ] Telephone Exchange

SPECIAL INVESTMENT/REDEMPTION OPTION.
If you check the box below, you may purchase or redeem shares by telephone with proceeds remitted to or from your bank checking account by electronic transfer. [ ]


6  SIGNATURE

Sign below exactly as your name(s) appears in Section 1.

By signing this form, I certify that:
-I have received the current Fund prospectus and SteinRoe Services brochure and agree to be bound by their terms as governed by Illinois law. I have full authority and legal capacity to purchase Fund shares and establish and use any related privileges.
-Under penalties or perjury all information on this application is true and correct, including the Social Security or other tax identification number (TIN). If I have not provided a TIN, I have applied for one and understand that if I do not provide the Fund(s) a TIN within 60 days, the Fund(s) will withhold 31% from all my distributions and redemptions until I provide one.

Check if applicable:
[ ] The IRS has informed me that I am subject to backup withholding as a result of a failure to report all interest or dividend income.

I have authorize the Fund and its agent to act on any instructions for my account reasonably determined to be genuine; including instructions under the telephone exchange and redemption options if elected. I agree that none of them will be liable for loss or expense due to acting on such instructions and hold them harmless from any liability therefrom.

________________________________________________________________
Signature of Custodian or Joint Tenant                      Date
________________________________________________________________
Signature of Joint Tenant                                   Date

If you have any questions, please call toll-free at 1-800-338-2550
Send this completed form to:
Stein Roe Mutual Funds
P.O. Box 804058
Chicago, Illinois 60680